UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 16, 2019

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 1608, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Market

Item 1.01.	Entry into a Material Definitive Agreement.

On July 16, 2019, Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters in a firm commitment underwritten public offering (the “Offering”) 9,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $0.60 per Share, less underwriting discounts. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45 day option to purchase up to an additional 1,350,000 shares of Common Stock, solely to cover over-allotments, if any. The Offering is expected to close on July 18, 2019, subject to the satisfaction of customary closing conditions.

The Shares are offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-232195) filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on July 15, 2019 (the “Registration Statement”).

The net proceeds to the Company from the Offering, after deducting the Underwriters’ discounts, commissions and expenses and the Company’s estimated Offering expenses, are expected to be approximately $4.6 million. The Company anticipates using the net proceeds from the Offering to fund Phase 3 development for its lead product candidate, TNX-102 SL, to advance the development of a recently in-licensed product candidate, TNX-1300, and for working capital and other general corporate purposes.

 The Underwriting Agreement contains customary representations, warranties, covenants, agreements, and indemnifications.  The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements.

Pursuant to the Underwriting Agreement, the Company cannot for a period of 90 days following the closing of the offering issue any shares of Common Stock or any other securities of the Company (subject to various exceptions). In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriters that generally prohibit the sale, transfer, or other disposition of our securities, without the prior written consent of the Underwriters, for a period of ninety (90) days following the closing of the offering.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, a form of which was filed as Exhibit 1.01 to the Registration Statement.

On July 16, 2019, the Company issued a press release announcing the pricing of the Offering. A Copy of the press release is attached hereto as Exhibit 99.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01	Press release of Tonix Pharmaceuticals Holding Corp., dated July 16, 2019

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: July 16, 2019	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer